As filed with the Securities and Exchange Commission on January 21, 2025.

Registration Statement No. 333-241143

Registration Statement No. 333-254799

Registration Statement No. 333-262467

Registration Statement No. 333-264004

Registration Statement No. 333-270811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration Statement No. 333-241143

Form S-8 Registration Statement No. 333-254799

Form S-8 Registration Statement No. 333-262467

Form S-8 Registration Statement No. 333-264004

Form S-8 Registration Statement No. 333-270811

UNDER

THE SECURITIES ACT OF 1933

Acutus Medical, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	45-1306615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2210 Faraday Ave., Suite 100

Carlsbad, CA 92008

(442) 232-6080

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Acutus Medical, Inc. 2011 Equity Incentive Plan

Acutus Medical, Inc. 2020 Equity Incentive Plan

Acutus Medical, Inc. 2020 Employee Stock Purchase Plan

Acutus Medical, Inc. 2022 Inducement Equity Incentive Plan

(Full title of the plans)

Takeo Mukai

Chief Executive Officer & Chief Financial Officer

Acutus Medical, Inc.

2210 Faraday Ave., Suite 100

Carlsbad, CA 92008

(442) 232-6080

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Alan F. Denenberg

Jason Bassetti

Davis Polk & Wardwell LLP

900 Middlefield Road Suite 200

Redwood City, CA 94063

(650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

Acutus Medical, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•	Registration Statement on Form S-8 (No. 333-241143), filed with the SEC on August 6, 2020, registering (i) 2,579,156 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”); (ii) 567,509 shares of Common Stock reserved for issuance pursuant to other outstanding equity awards under the 2011 Plan; (iii) 2,193,360 shares of Common Stock available for future issuance under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”); and (iv) 387,063 shares of Common Stock available for future issuance under the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”);

•	Registration Statement on Form S-8 (No. 333-254799), filed with the SEC on March 29, 2021, registering 1,119,657 shares of Common Stock reserved for issuance under the 2020 Plan;

•	Registration Statement on Form S-8 (No. 333-262467), filed with the SEC on February 1, 2022, registering (i) 1,118,288 shares of Common Stock reserved for issuance under the 2020 Plan; and (ii) 258,042 shares of Common Stock reserved for issuance under the 2020 ESPP;

•	Registration Statement on Form S-8 (No. 333-264004), filed with the SEC on March 31, 2022, registering 6,000,000 shares of Common Stock reserved for issuance under the Company’s 2022 Inducement Equity Incentive Plan (the “2022 Plan”); and

•	Registration Statement on Form S-8 (No. 333-270811), filed with the SEC on March 24, 2023, registering (i) 1,142,186 shares of Common Stock reserved for issuance under the 2020 Plan and (ii) 252,042 shares of Common Stock reserved for issuance under the 2020 ESPP.

On January 21, 2025, the Company announced its intention to apply for the voluntary deregistration of its Common Stock from the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. In connection with the Company’s voluntary decision to deregister, the Company has terminated any and all offerings pursuant to its existing registration statements, including the Registration Statements. Accordingly, this filing is made pursuant to an undertaking made by the Company in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of each offering. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 21st day of January, 2025.

ACUTUS MEDICAL, INC.

By:	/s/ Takeo Mukai
Name: Takeo Mukai
Title: Chief Executive Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Takeo Mukai his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Takeo Mukai	Chief Executive Officer & Chief Financial Officer	January 21, 2025
Takeo Mukai	(Principle Executive Officer & Principal Financial and Accounting Officer)

/s/ Shaden Marzouk	Chair of the Board	January 21, 2025
Shaden Marzouk, M.D.

/s/ Andrew ElBardissi	Director	January 21, 2025
Andrew ElBardissi, M.D.

/s/ Jason Garland	Director	January 21, 2025
Jason Garland

/s/ David Bonita	Director	January 21, 2025
David Bonita, M.D.

/s/ Niamh Pellegrini	Director	January 21, 2025
Niamh Pellegrini

/s/ John Sheridan	Director	January 21, 2025
John Sheridan